Exhibit 99.1

[ORTHOFIX LOGO]

      For Further Information:
      ------------------------
      Charles W. Federico                       Thomas Hein
      Group President & CEO                     CFO
      Orthofix International N.V.               Orthofix International N.V.
      704.948.2600                              704.948.2600

             Orthofix Announces New Product Introductions and Record Preliminary Sales Results for Fourth Quarter and Full Year 2004

                  2004 sales increase by 41%, to $287 million,
                         in line with Company guidance

HUNTERSVILLE, N.C., February 17, 2005 - Orthofix International N.V. (NASDAQ:OFIX) today announced that several new products will be introduced at the upcoming American Academy of Orthopedic Surgeons Annual Meeting (AAOS) scheduled for February 23-25, 2005 in Washington DC.

The Contours VPS(TM), an internal plating system that allows for anatomically correct alignment in wrist fractures and the BladeRunner(TM), a device used to rapidly and safely release a constricted tendon of the hand will be highlighted. These two new entrants into the orthopedic market, along with the Gotfried PC.C.P Percutaneous Compression Plating System for hip fractures and the Orthofix ISKD(R) internal lengthener will be featured and supported with clinical presentations at the Orthofix exhibit booth throughout the AAOS Meeting. In addition to these new product offerings, the Cervical-Stim(R), the first and only 'on-label' bone growth stimulator recently approved by the FDA for enhancing fusion success in the cervical spine, will be featured alongside the market's most complete line of bone growth stimulators. Breg, Inc., an Orthofix company, will also be introducing a new product, an electronic Pain Therapy Pump for the reduction of post-operative pain.

In anticipation of its presence at the AAOS meeting, the Company today announced preliminary sales results for the fourth quarter and fiscal year ended December 31, 2004. These preliminary sales results are subject to adjustment as the Company completes its year-end financial closing process and annual financial audit. Orthofix expects to release its complete fourth quarter and full year 2004 financial results on March 3, 2005. The Company indicated that it expects its fourth quarter and full year 2004 financial results to be in line with guidance provided during its third quarter earnings conference call.

Sales for the fourth quarter ended December 31, 2004, were $73.6 million, an increase of 40% over the $52.7 million reported during the same period in 2003. Fourth quarter sales included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. In addition, the positive impact of foreign currency on sales for the fourth quarter of 2004 was $1.4 million.

Sales for the year ended December 31, 2004, were $286.6 million, an increase of 41% over the $203.7 million reported during the same period in 2003. Sales for the year ended December 31, 2004, included the incremental impact of Breg, Inc., which was acquired on December 30, 2003. In addition, the positive impact of foreign currency on sales for the twelve-month period was $6.5 million.

The following tables display net sales by business segment, net of inter-company eliminations and by market sector for the three months and year ended December 31, 2004, and 2003. We provide net sales by market sector for information purposes only. We maintain our books and records by business segment.




Net sales by business segment for the periods ended December 31, (In millions)

                                   Three Months Ended December 31,                     Twelve Months Ended December 31,
                            ---------------------------------------------        --------------------------------------------
                                2004            2003         % Increase              2004           2003         % Increase
                            ------------   -------------   --------------        -------------   -----------   --------------

Americas Orthofix              $ 33.0          $ 30.7             7%               $ 126.0         $ 116.8            8%


Americas Breg                  $ 17.7             -               -                $  68.3             -              -

International Orthofix         $ 22.9          $ 22.0             4%               $  92.3          $ 86.9            6%
                            ------------   -------------   --------------        ------------   ------------   --------------

Total                          $ 73.6          $ 52.7            40%               $ 286.6         $ 203.7           41%
                            ============   =============   ==============        ============   ============   ==============




Net sales by market sector for the periods ended December 31, (In millions)

                                   Three Months Ended December 31,                     Twelve Months Ended December 31,
                            ---------------------------------------------        --------------------------------------------
                                2004            2003         % Increase              2004           2003         % Increase
                            ------------   -------------   --------------        -------------   -----------   --------------

Orthopedic Products
-------------------
       Spine                   $ 21.2          $ 20.6             3%               $  81.4         $  79.5            2%
       Reconstruction            31.3            13.4           134%                 120.9            51.2          136%
       Trauma                    15.8            13.6            16%                  62.9            53.7           17%

                            ------------   -------------   --------------        ------------   ------------   --------------

Total Orthopedic                 68.3            47.6            43%                 265.2           184.4           44%

Non-Orthopedic                    5.3             5.1             4%                  21.4            19.3           11%
                            ------------   -------------   --------------        ------------   ------------   --------------

Total                          $ 73.6          $ 52.7            40%               $ 286.6         $ 203.7           41%
                            ============   =============   ==============        ============   ============   ==============

Charles W. Federico, President and CEO of Orthofix, commented, "We concluded 2004 with an excellent fourth quarter reflecting 40% sales growth versus the fourth quarter of 2003. For the full year we reported sales growth of 41%. Sales of trauma products where strong all year, up 17% over the prior year, led by 21% growth of the Physio-Stim, the Company's bone growth stimulator for long-bone non-unions, and 11% growth in external fixation. Reconstruction products also performed well with the contribution of Breg products and 32% growth in external fixation products for reconstruction. Sales of the A-V Impulse products continued to recover in the fourth quarter; however, as has been previously noted, the combination of lower contract pricing, a more competitive environment and inventory balancing in the second quarter by our primary customer in the United States resulted in lower A-V Impulse sales in 2004 compared to the prior year. In the spine sector, sales of spinal stimulation products were up 4.4% in the fourth quarter over the same period of the prior year and were up 4.2% for the year, while Orthotrac and EZ Brace sales were both down for the quarter and year due to reimbursement issues."

"On December 28, 2004, we announced FDA approval for the Cervical-Stim, the first and only `on-label' bone growth stimulator for use as an adjunct to cervical (upper) spine fusion in `high risk' patients. We have already begun to market and sell the Cervical-Stim and believe that it will contribute to our revenue growth in 2005," stated Federico.

Federico stated further, "Breg performed near to our expectations in 2004 with full year sales up 10% compared to the prior year. Fourth quarter sales growth of 5% was impacted by the delay to 2005 in the introduction of several new products and the lingering effects of weather in the southeast on the first half of the fourth quarter."

Orthofix International, N.V., a diversified orthopedic products company, offers a broad line of minimally invasive surgical, as well as non-surgical, products for the spine, reconstruction, and trauma market sectors that address the lifelong bone-and-joint health needs of patients of all ages -helping them achieve a more active and mobile lifestyle. Orthofix's products are widely distributed around the world to orthopedic surgeons and patients - via Orthofix's sales representatives, and via partnerships with other leading orthopedic product companies, such as Medtronic Sofamor Danek, Stryker Howmedica, and Kendall Healthcare. In addition, Orthofix is collaborating in R&D partnerships with leading medical institutions such as the Orthopedic Research and Education Foundation, the Cleveland Clinic Foundation, Innovative Spinal Technologies and National Osteoporosis Institute. For more information about Orthofix, please visit www.orthofix.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix, including the performance of the Cervical-Stim(R) and are based on management's current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the businesses of Orthofix and Breg, unanticipated expenditures, changing relationship with customers, suppliers and strategic partners, risks relating to the protection of intellectual property, changes to the reimbursement policies of third parties, changes to governmental regulation of medical devices, the impact of competitive products, changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry and the economy and other factors described in the most recent report on Form 10-K and other periodic reports filed by Orthofix with the Securities and Exchange Commission.